UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604

(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Exelis Inc. and Xylem Inc. Senior Notes Offerings.
Indentures
On September 20, 2011, ITT Corporation (the “Company”) and Exelis Inc. (“Exelis”), a wholly-owned subsidiary of the Company, entered into an indenture (the “Exelis Indenture”) with Union Bank, N.A., as trustee (the “Trustee”), relating to the issuance by Exelis of $250 million aggregate principal amount of 4.250% senior notes due 2016 (the “Exelis 2016 Notes”) and $400 million aggregate principal amount of 5.550% senior notes due 2021 (the “Exelis 2021 Notes” and, together with the Exelis 2016 Notes, the “Exelis Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). On September 20, 2011, the Company and Xylem Inc. (“Xylem”), a wholly-owned subsidiary of the Company, entered into an indenture (the “Xylem Indenture” and, together with the Exelis Indenture, the “Indentures”) with the Trustee, relating to the issuance by Xylem of $600 million aggregate principal amount of 3.550% senior notes due 2016 (the “Xylem 2016 Notes”) and $600 million aggregate principal amount of 4.875% senior notes due 2021 (the “Xylem 2021 Notes” and, together with the Xylem 2016 Notes, the “Xylem Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Exelis Notes and the Xylem Notes are hereinafter referred to collectively as the “Notes.”
The Exelis 2016 Notes bear interest at a rate of 4.250% per annum and the Exelis 2021 Notes bear interest at a rate 5.550% per annum. The Xylem 2016 Notes bear interest at a rate of 3.550% per annum and the Xylem 2021 Notes bear interest at a rate of 4.875% per annum. Interest on the Notes accrues from September 20, 2011. Interest on the Exelis Notes and the Xylem 2021 Notes is payable on April 1 and October 1 of each year, commencing on April 1, 2012. Interest on the Xylem 2016 Notes is payable on March 20 and September 20 of each year, commencing on March 20, 2012. The Exelis 2016 Notes will mature on October 1, 2016 and the Xylem 2016 Notes will mature on September 20, 2016. The Exelis 2021 Notes and the Xylem 2021 Notes will mature on October 1, 2021.
The Notes are initially guaranteed on a senior unsecured basis by the Company. The guarantee will terminate and be automatically and unconditionally released upon the distribution of the common stock of Exelis and Xylem to the holders of the Company’s common stock in connection with the previously announced spin-off of each of Exelis and Xylem from the Company.
The public offering price of the Notes was (i) 99.824% of the principal amount of the Exelis 2016 Notes, (ii) 99.762% of the principal amount of the Exelis 2021 Notes; (iii) 99.809% of the principal amount of the Xylem 2016 Notes; and (iv) 99.935% of the principal amount of the Xylem 2021 Notes. Exelis intends to use the net proceeds received from the offering of the Exelis Notes to pay a portion of a special cash distribution to the Company and for general corporate purposes. Xylem intends to use the net proceeds received from the offering of the Xylem Notes to pay a special cash distribution to the Company, to fund its acquisition of YSI Incorporated, which closed on September 1, 2011, and for general corporate purposes. The Company intends to use a portion of the net proceeds from the distributions to repay a portion of its outstanding indebtedness.
The Indentures include covenants which restrict the ability of each of Exelis and Xylem, subject to exceptions, to incur debt secured by liens and engage in sale and lease-back transactions. The Indentures also provide for customary events of default (subject, in certain cases, to receipt of notice of default and/or customary grace and cure periods), including but not limited to, (i) failure to pay interest for 30 days, (ii) failure to pay principal when due, (iii) failure to perform any other covenant in the Indenture for 90 days after receipt of notice from the trustee or from holders of 25% of the outstanding principal amount and (iv) certain events of bankruptcy, insolvency or reorganization of each of Exelis and Xylem. Each of Exelis and Xylem, as the case may be, may redeem each series of the Exelis Notes or the Xylem Notes, as applicable, in whole or in part, at any time at a redemption price equal to the principal amount of the Exelis Notes or the Xylem Notes, as applicable, to be redeemed, plus a make-whole premium. If a change of control triggering event occurs, as defined in the Indentures, each of Exelis or Xylem will be required to make an offer to purchase the Exelis Notes or the Xylem Notes, as applicable, at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

Purchase Agreements
The Exelis Notes were offered and sold pursuant to a Purchase Agreement (the “Exelis Purchase Agreement”) dated September 15, 2011, between the Company, Exelis and Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (the “Exelis Initial Purchasers”). The Xylem Notes were offered and sold pursuant to a Purchase Agreement (the “Xylem Purchase Agreement”) dated September 15, 2011, between the Company, Xylem and J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (the “Xylem Initial Purchasers”).
Registration Rights Agreements
On September 20, 2011, the Company and Exelis entered into a registration rights agreement with the Exelis Initial Purchasers with respect to the Exelis Notes (the “Exelis Registration Rights Agreement”) and the Company and Xylem entered into a registration rights agreement with the Xylem Initial Purchasers with respect to the Xylem Notes (the “Xylem Registration Rights Agreement”). The Company and Exelis agreed under the Exelis Registration Rights Agreement, and the Company and Xylem agreed under the Xylem Registration Rights Agreement, to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Exelis Notes or Xylem Notes, as applicable, for new notes, with terms substantially identical in all material respects to the Exelis Notes or Xylem Notes, as applicable, and (ii) cause the registration statement to be declared effective under the Securities Act.
If the exchange offer is not completed within 365 days after the issue date of the Notes or, if required, Exelis and Xylem, as applicable, will use its reasonable best efforts to file and to have declared effective a shelf registration statement relating to the resales of the Exelis Notes and Xylem Notes, as applicable.
If Exelis or Xylem fails to satisfy this obligation (a “registration default”) under the Exelis Registration Rights Agreement or Xylem Registration Rights Agreement, respectively, the annual interest rate on the Exelis Notes and Xylem Notes, as applicable, will increase by 0.25%. The annual interest rate on the Exelis Notes and Xylem Notes, as applicable, will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is corrected, the applicable interest rate on such Exelis Notes or Xylem Notes, as applicable, will revert to the original level.
If Exelis or Xylem must pay additional interest, Exelis or Xylem will pay it to the holders of the Exelis Notes or the Xylem Notes, as applicable, in cash on the same dates that it makes other interest payments on the Exelis Notes and Xylem Notes, as applicable, until the registration default is corrected.
The preceding is a summary of the terms of the Indentures and the forms of the Notes, and is qualified in its entirety by reference to the Exelis Indenture filed as Exhibit 4.1 to this report, the Xylem Indenture filed as Exhibit 4.2 to this report, the forms of the Notes filed as Exhibits 4.3, 4.4, 4.5 and 4.6 to this report, the Exelis Registration Rights Agreement filed as Exhibit 4.7 to this report and the Xylem Registration Rights Agreement filed as Exhibit 4.8 to this report, each of which is incorporated herein by reference as though they were fully set forth herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of September 20, 2011, between Exelis Inc., ITT Corporation, as guarantor, and Union Bank, N.A., as trustee.

4.2	Indenture, dated as of September 20, 2011, between Xylem Inc., ITT Corporation, as guarantor, and Union Bank, N.A., as trustee.

4.3	Form of Exelis Inc. 4.250% Senior Notes due 2016

4.4	Form of Exelis Inc. 5.550% Senior Notes due 2021

4.5	Form of Xylem Inc. 3.550% Senior Notes due 2016

4.6	Form of Xylem Inc. 4.875% Senior Notes due 2021

4.7	Registration Rights Agreement, dated as of September 20, 2011, between Exelis Inc., ITT Corporation and Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

4.8	Registration Rights Agreement, dated as of September 20, 2011, between Xylem Inc., ITT Corporation and J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC., as representatives of the Initial Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: September 21, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing
	Its:	Vice President and Corporate Secretary (Authorized Officer of Registrant)